CONSENT OF CHRISTOPHER R. POLLEK, ESQ.

I hereby consent to the reference to my name under the heading "Legal Matters" in the Statement of Additional Information included in Post-Effective Amendment No. 32 to the Registration Statement on Form N-4 for certain flexible premium variable annuity contracts issued through American Family Variable Account II of American Family Life Insurance Company (File No. 333-45592).

__/s/ Christopher R. Pollek_________
Christopher R. Pollek
Associate General Counsel

April 22, 2026